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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                _______________

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                _______________

                        HOUSTON INDUSTRIES INCORPORATED
             (Exact name of registrant as specified in its charter)

                 TEXAS                                   74-1885573
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

        HOUSTON INDUSTRIES PLAZA
          1111 LOUISIANA STREET
             HOUSTON, TEXAS                                     77002
(Address of principal executive offices)                      (Zip Code)

     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check
the following box.  [   ]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ X ]

Securities to be registered pursuant to Section 12(b) of the Act:

                                                Name of each exchange on which
Title of each class to be so registered         each class is to be registered
---------------------------------------         ------------------------------

__% AUTOMATIC COMMON                               NEW YORK STOCK EXCHANGE
EXCHANGE SECURITIES DUE 2000


Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                                (Title of class)
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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
          -------------------------------------------------------

          The class of securities to be registered hereby is the ____% Automatic Common Exchange Securities due 2000 (the "Securities") of Houston Industries Incorporated, a Texas corporation (the "Company").

          A description of the Securities is contained under the caption "Description of the Securities" in the prospectus filed as a part of the Registration Statement on Form S-3 (Registration No. 333-30443) filed with the Securities and Exchange Commission (the "Commission") by the Company on June 30, 1997, which description is incorporated herein by reference. The specific terms of the Securities will be set forth in a definitive prospectus that will be filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which thereupon shall be incorporated herein by reference.
Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that another document incorporated herein by reference modifies or supersedes such previous statement.

ITEM 2.   EXHIBITS
          --------

          The following exhibits are filed with the Commission and the New York Stock Exchange, Inc.:

     1. Form of Indenture governing the Securities between the Company and The First National Bank of Chicago (incorporated by reference to Exhibit
          4.1 to the Company's Registration Statement on Form S-3 (Registration No. 333-30443)).

     2.   Form of Securities (included in Exhibit 1).

     3. Description of the Securities on pages 21 through 31 of the prospectus contained in the Company's Registration Statement on Form S-3 (Registration No. 333-30443), which is incorporated herein by reference.

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                                   SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                              HOUSTON INDUSTRIES INCORPORATED


Date: June 30, 1997           By:   /s/ Marc Kilbride
                                 -------------------------
                                  Marc Kilbride,
                                  Treasurer

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